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                                                                   Exhibit 10.14

                           A G R E E M E N T

        THIS AGREEMENT made as of the 1st day of August, 2000.

B E T W E E N :

               SMP DATA INC., a corporation incorporated pursuant to the Laws of the Island of Antigua, with its head office located in St. John's Antigua;

     (hereinafter called the "SMP")

                             PARTY OF THE FIRST PART

               - and -


               PLAYSTAR WYOMING HOLDING CORP., a corporation incorporated pursuant to the Laws of the Island of Antigua, with its head office located in St. John's Antigua;

               - and -

     (hereinafter called the "Playstar")

                            PARTY OF THE SECOND PART

         WHEREAS Playstar operates a multi-entertainment internet casino, sportsbook and pools;

         AND WHEREAS SMP is the creator of software programs to be used in internet pools;

         NOW THEREFORE BE IT RESOLVED THAT, in consideration of the premises and the mutual agreements and covenants herein contained (the adequacy of which consideration as to each of the parties hereto is hereby mutually acknowledged), the parties hereby covenant and agree as follows:

                                   ARTICLE ONE
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.0 Definitions - Whenever used in this Agreement, unless there is something in the subject matter of context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)                      Agreement - "Agreement" means this Agreement when fully
                   executed by all Parties and all instruments supplemental hereto or in



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                   amendment or confirmation hereof; "hereof", "hereto", and
                   "hereunder" and similar expressions mean and refer to the Agreement and not to any particular article or section; "Article" or "Section" means and refers to the specified article or section of this Agreement;

(a)                        Business Day - "Business Day" means a day other than
                    a Saturday, Sunday or statutory holiday in the Province of Ontario;

(c)                        Net Revenue Share - "Net Revenue Share" means the
                    total monies received by Playstar from the operation of the pool software programs plus all monies received from licensees, affiliates and portal operations for pool software programs and prior to deduction of marketing expenses;

1.1 Sections and Headings - The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith references herein to articles and sections are to articles and sections of this Agreement.

1.2 Number & Gender - Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3 Applicable Law - this Agreement shall be construed and enforced in accordance with the laws of the Island of Antigua applicable therein.

1.4 Currency - Unless otherwise specified, all references herein to currency shall be references to currency of the United states of America.

1.5 Calculation of Time - When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next Business Day.

                                   ARTICLE TWO
                                    AGREEMENT

2.0 SMP shall build and construct, at their cost complete pool software programs in form and content to be mutually agreed upon pursuant to specifications set forth by Playstar.

2.1 SMP shall receive fifty percent (50%) of the Net Revenue Share received from the use of the programs;


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2.2 All marketing expenses for the pool software programs shall be borne equally by Playstar and SMP;

2.3 Playstar shall bear any deficit incurred in the operation of any pool;

2.4 SMP is hereby granted an Option by Playstar to convert their Net Revenue Share to an equity position by converting the dollar portion of the said Net Revenue Share at a conversion price of Ten cents (U.S.) per share for the issuance of common shares of Playstar up to a maximum of two million (2,000,000) shares of the capital stock of Playstar. The First (1st) Option Term commences September 1, 2000 and expires August 31, 2001;

2.5 In the event that SMP fails to exercise the option for the maximum of two million (2,000,000) shares during the First (1st) Option Term then the option term will be extended for a Second (2nd) Option Term commencing September 1, 2001 and ending August 30, 2002.

2.6 During this period SMP shall have the Option of converting a portion of their Net Revenue Share into common shares of Playstar up to a maximum number of shares remaining after deducting those shares issued during the First (1st) Option Term from the maximum number of two Million (2,000,000) common shares of Playstar. During this second (2nd) option term the conversion or strike price for the exercise of the Option shall be the closing share price as at August 30, 2002 on the Nasdaq Exchange for Playstar shares.

2.7 Any tender of documents or money hereunder may be made by the parties or their respective solicitors.

                                  ARTICLE THREE
                         INTELLECTUAL PROPERTY AND TITLE

3.0 The Parties agree that the pool software programs developed hereunder and all source codes related thereto shall become and remain the property of Playstar with full right, title, and interest thereto, and shall be copyrighted in Playstar's name.

                                  ARTICLE FOUR
                      REPRESENTATIONS AND WARRANTIES OF SMP

         SMP represents and warrants in favour of Playstar as follows:

4.0 SMP is a corporation duly incorporated and continued and organized and is validly existing in good standing under the laws of the Island of Antigua and has all necessary corporate power, authority and capacity to own their property and assets and to carry on business.

4.1 SMP has the capacity and exclusive right to enter into this Agreement and the entering into of this Agreement will not violate, contravene, breach or offend against or



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result in any default under any indenture, any mortgage, any lease of, or agreement or instrument relating to, realty or revenue producing equipment, any charter or by-law provision, statute, regulation, order, judgment, decree or law to which SMP is a party or subject or by which SMP is bound or affected.

4.2 This Agreement constitutes a valid and binding obligation of SMP enforceable against it in accordance with the terms hereof.

                                 ARTICLE OF FIVE
                   REPRESENTATIONS AND WARRANTIES OF PLAYSTAR

         Playstar represents and warrants in favour of SMP as follows:

5.0 Playstar has all necessary power, authority and capacity to perform its obligations hereunder. The execution and delivery of this Agreement has been authorized by all necessary action on the part of Playstar.

5.1 Playstar is not a party to, bound or affected by or subject to any indenture, mortgage, lease, agreement, instrument, which would be violated, contravened or breached by, or under which any default would occur as a result of the execution and delivery by it of this Agreement or the performance by it of any of the terms hereof.

5.2 This Agreement constitutes a valid and binding obligation of Playstar enforceable against it in accordance with the terms hereof.

                                   ARTICLE SIX
                             WARRANTY AND INDEMNITY

6.0 SMP warrants and represents that the pool software programs developed by them will function in accordance with system specifications hereinbefore referred to. SMP shall not be liable for consequential loss or damage resulting from the use of the pool software Programs or arising out of any breach of this warranty.

6.1 In the event that the pool software programs do not function during the one
(1) year period from the date of installation, SMP shall correct any malfunctions forthwith at SMP's cost. The Parties agree to enter into terms and conditions mutually agreed upon.

6.2 Playstar agrees and acknowledges that SMP shall not be liable for the negligence of Playstar, its employees, servants of agents in the operation of the pool software programs developed and referred to herein.

                                  ARTICLE SEVEN
                      CONFIDENTIALITY AND NON-SOLICITATION

7.0 The Parties agree that they shall not, without the prior written consent of each



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other divulge to any person, firm or corporation any information and data made available to the parties in relation to the business, capitalization, prospects, and affairs of SMP and/or Playstar and/or any of its principals. The Parties further agree that they shall not, without the prior written consent of each other divulge to any person, firm or corporation any name of any client of SMP and/or Playstar nor solicit, interfere with or endeavour to entice away from the SMP and/or Playstar any client or any person, firm, contractors, software developers or corporation in the habit of dealing with SMP and/or Playstar or interfere with or entice away any employee of the SMP and/or Playstar.

7.1 The Parties agree that all records, material and information pertaining to Playstar and/or SMP, without limitation, any client lists or mailing lists and any copies thereof obtained by them are confidential and shall remain the exclusive property of the said Parties. The Parties shall not, at any time, divulge the contents of such records or any of such information to any person other than to each other, qualified employees of the Parties nor use the contents of such records or any such information for any purpose whatsoever other than in accordance with the business and affairs of SMP and/or Playstar.

7.2 The Parties hereby acknowledge and agree that all restrictions hereinbefore contained are reasonable and valid and all defences to the strict enforcement of all or any portion thereof, including injunctive relief, are hereby waived.

7.3 The Parties hereby acknowledge and agree that the provisions of Article 7 Clause 7.1 and 7.2 herein shall survive the termination of this Agreement and shall remain in full force and effect thereafter.

                               ARTICLE EIGHT
                                  GENERAL

8.0 The Parties agree to assist each other in the implementation of all systems from the date of execution of this Agreement, including the execution of all documents to give effect to this Agreement.

8.1 Each of the parties hereto upon the request of the other party hereto, whether before or after the execution of this Agreement shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

8.2 This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

8.3 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There



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are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

8.4 No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

8.5 Time shall be of the essence of this Agreement.

8.6 If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision and all other provisions hereof shall continue in full force and effect.

8.7 For the purposes of all legal proceedings this Agreement shall be deemed to have been performed in the Island of Antigua and the courts of the Island Of Antigua shall have jurisdiction to entertain any action arising under this Agreement.

8.8 Any demand, notice or other communication (the "Communication") to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by registered mail or by transmittal by facsimile addressed to the recipient as follows:

To:     SMP                                 Mutual Financial Centre Factory Road
                                                  St. John's, Antigua
                                                  P.O. Box W 1584 Woods Centre
                                                  Antigua, WI

To:     Playstar                           Mutual Financial Centre Factory Road
                                                  St. John's, Antigua
                                                  P.O. Box W 1584 Woods Centre
                                                  Antigua, WI

or such other address or facsimile number as may be designated by notice by any party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the 5th Business Day following the deposit thereof in a governmental public post box or governmental post office and, if given by facsimile, on the day of transmittal thereof. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery or by facsimile.



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         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

SIGNED, SEALED AND DELIVERED

                                  SMP DATA INC.


                                    Per:  /s/  Robert Cogan
                                         ---------------------------------------
                                         I HAVE AUTHORITY TO BIND
                                         THE CORPORATION


                                  PLAYSTAR WYOMING HOLDING CORP.


                                    Per: /s/ Richard Levenstein
                                         ---------------------------------------
                                         I HAVE AUTHORITY TO BIND
                                         THE CORPORATION





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                THIS AGREEMENT MADE this 1st day of August, 2000.




B E T W E E N :



                                  SMP DATA INC.



                                     - and -




         PLAYSTAR WYOMING HOLDING CORP.






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                                    AGREEMENT

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                                  CAPP, SHUPAK
                             Barristers & Solicitors
                             2 St. Clair Avenue West
                                   Suite 1703
                                Toronto, Ontario
                                     M4V 1L5


                          Harvey Capp, Q.C. - 323-1116